EXHIBIT 4.4

UMB FINANCIAL CORPORATION
2002 INCENTIVE STOCK OPTION PLAN

1. Purpose of Plan

       The purpose of this Plan is to promote the interests of UMB Financial Corporation (the "Company") and its stockholders by encouraging key employees of the Company, and its subsidiaries, to invest in common stock of the Company and thereby acquire a proprietary and an increased personal interest in the Company, which will provide such employees with an additional incentive to remain in the employ of the Company and promote its continued success and progress.

2. Administration

       (a) Committee. The Plan shall be administered by the Officers' Salary and Stock Option Committee (the "Committee") of the Company's Board of Directors (the "Board"), or such other committee designated by the Board. The Committee shall consist of not less than three directors, each of whom is a "Disinterested Person" within the meaning set forth in Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act"). The Committee, in its discretion, may delegate its authority and duties under the Plan to the Chief Executive Officer and/or to other officers of the Company under such conditions and/or limitations as the Committee may establish; provided, however, that only the Committee may select and grant options to persons who are officers or directors of the Company for purposes of Section 16 of the Exchange Act or otherwise take action with respect to options granted to such individuals.

       (b) Duties. Subject to applicable law and the terms of the Plan, and in addition to such other powers and authority granted to the Committee under the terms of the Plan, the Committee shall have full power and authority to: (i) designate recipients of options ("Optionees"); (ii) determine the number of shares to be covered by each option, the option price and the term of the option; (iii) determine the terms and conditions, which need not be identical, of each option and prepare or cause to be prepared the respective option agreements incorporating such terms and conditions evidencing each option (the "Option Agreement"); (iv) determine whether, to what extent, under what circumstances, and by what method or methods options may be settled, exercised, canceled, forfeited, or suspended; (v) interpret and administer the Plan, any Option Agreement and any instrument or agreement relating to, or any option granted under, the Plan; (vi) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (vii) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan. Unless otherwise expressly provided in the Plan, all determinations, designations, interpretations, and other decisions of the Committee shall be final, conclusive and binding upon all persons, including the Company, any Optionee, any stockholder, and any employee of the Company or of any affiliate. All determinations and selections of the Committee shall be made by a majority of its members.

3. Stock Available for Options

       (a) Number Authorized. Subject to adjustment as provided in Paragraph 3(b), options with respect to one million(1,000,000) shares of common stock, par value $1.00 per share, of the Company ("Shares") may be granted under this Plan. If any option granted hereunder shall expire, terminate or be forfeited for any reason during the term of the Plan without having been exercised in full, any Shares not purchased under such option shall become available for other options which may be granted under the Plan. Shares issued upon the exercise of options may consist, in whole or in part, of either previously authorized but unissued Shares or treasury Shares.

       (b) Adjustments. In the event of a stock dividend, stock split, reverse stock split, or split-up the Committee shall make appropriate and proportionate adjustments in the aggregate number and class of Shares which may be delivered under the Plan, and in the number, class and option price of Shares subject to outstanding options granted under the Plan, provided that the number of Shares subject to any option shall always be a whole number. For any other corporate transaction affecting the Shares or any transaction or event for which the Committee determines an adjustment may be appropriate, the Committee shall determine whether such transaction or event affects the Shares such that, after considering Section 424 of the Code, as amended, and the regulations thereunder, including Treas. Reg. Section 1.425-1(e), as amended, any adjustment in the aggregate number and class of Shares which may be delivered under the Plan, or in the number, class and option price of Shares subject to outstanding options granted under the Plan, would be in the best interests of the Company. If the Committee determines an adjustment contemplated in the preceding sentence would be in the best interests of the Company and would be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall make adjustments in the aggregate number and class of Shares which may be delivered under the Plan, and in the number, class and option price of Shares subject to outstanding options granted under the Plan as the Committee, in its sole discretion determines to be appropriate , provided that the number of Shares subject to any option shall always be a whole number. Furthermore, no adjustment shall be made with respect to options that would cause the Plan to violate Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

4. Eligibility

       Options may be granted only to full-time regular salaried employees of the Company or any "subsidiary corporation" of the Company, as that term is defined in Section 424 of the Code (a "Subsidiary Corporation"), who serve as an officer of the Company or a Subsidiary Corporation or as a department head (or in a comparable capacity) of the Company or any Subsidiary Corporation ("Eligible Employees"). The Committee shall determine which of such Eligible Employees shall receive options and the number of Shares subject to each option, taking into account the duties of the respective Eligible Employees, their present and potential contributions to the success of the Company, the number of years remaining in which effective service may be anticipated from them, and such other factors as it may deem relevant in connection with accomplishing the purpose of the Plan.

5. Stock Options

       Options granted hereunder are intended to qualify as Incentive Stock Options within the meaning of Section 422 of the Code, and the terms of any option granted hereunder shall comply in all-respects with the provisions of Section 422 of the Code and any regulations promulgated thereunder. Any option granted under the Plan shall be evidenced by an Option Agreement in such form as the Committee may from time to time approve. Any such option shall be subject to the following terms and conditions and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable:

       (a) Option Price. The purchase price per Share purchasable under an option shall be determined by the Committee; provided, however, that such purchase price shall not be less than one hundred percent (100%) of the fair market value of the Share on the date of grant of the option, and, provided, further, that such purchase price shall not be less than one hundred and ten percent (110%) of the fair market value of the Share on the date of grant with respect to an option granted to an Eligible Employee owning stock that possesses more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, or any parent corporation (as defined in Section 424 of the Code ("Parent Corporation") ) or any Subsidiary Corporation (a "10% holder"). Fair market value shall be the mean of the closing bid and ask prices of the Company's Shares on the day the option is granted as reported on the National Association of Securities Dealers, Inc. Automated Quotation System.

       (b) Option Term. The term of each option shall be fixed by the Committee in its sole discretion; provided, however, that no option shall be exercisable after the expiration of ten years from its date of grant and an option granted to a 10% holder shall not be exercisable after the expiration of five years from the date such option is granted.

       (c) Exercisability. Options shall be exercisable at such time or times as determined by the Committee; provided, that no option shall be exercisable during the period starting on the date of grant and ending on the day before the second anniversary date of the date of grant. No option may at any time be exercised with respect to a fractional share or with respect to fewer than ten (10) shares or the remaining shares then subject to the option, if less than ten (10).

       (d) Method of Exercise. Subject to the other provisions of the Plan and any applicable Option Agreement, any option may be exercised by an Optionee in whole or in part at such time or times, and the Optionee may make payment of the option price in such form or forms as the Committee shall determine, including, without limitation, payment by delivery of cash or Shares having a fair market value on the exercise date equal to the total option price, or by any combination of cash or Shares as the Committee may specify in the applicable Option Agreement. However, except as provided in Paragraph 10, no option shall be exercisable, in whole or in part, unless the Optionee is then in the employ of the Company and/or a Subsidiary Corporation and shall have continuously been so employed since the date the option was granted.

       (e) Limitations. In accordance with rules and procedures established by the Committee, the aggregate fair market value (determined as of the time of grant) of the Shares with respect to which Incentive Stock Options held by any Optionee are exercisable for the first time by such Optionee during any calendar year under the Plan and under any other plans of the Company or of any Parent Corporation or Subsidiary Corporation shall not exceed $100,000 or, if different, the maximum in effect under Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder. If, however, the limit described in the preceding sentence is exceeded as a result of an acceleration of an option's exercisability as provided for in an Option Agreement on account of permanent and total disability, death or Qualified Retirement, the Optionee's otherwise valid options will not fail to be valid and exercisable; provided, however, that to the extent the aggregate fair market value of the Shares with respect to which such options are exercisable for the first time by the Optionee in any calendar year (under all plans of the Company or any Parent or Subsidiary Corporation)exceeds $100,000, or the limit then in effect under Section 422 of the Code, the amount in excess of such limit will be treated as non-qualified stock options and the amount at or below such limit will be treated as Incentive Stock Options.

6. Options Not Assignable

       No option granted pursuant to this Plan shall be assignable or transferable by the Optionee, otherwise than by will or by the laws of descent and distribution; provided, however, that an Optionee may designate a beneficiary to exercise the option after the Optionee's death pursuant to a written designation of beneficiary filed with and approved by the Committee prior to the Optionee's death. An option shall be exercisable during the lifetime of an Optionee only by the Optionee or by the guardian or legal representative of an Optionee who is permanently and totally disabled (within the meaning of Section 22 (e) (3) of the Code).

7. Purchase for Investment

       (a) Investment Representation. All Optionees meeting the definition of an "Affiliate" under Rule 144(a) of the Securities Act of 1933, as amended (the "Act") as well as any other Optionee that the Committee may select, shall, in connection with an option granted under the Plan, be required by the terms of his or her Option Agreement to represent and agree that all options granted pursuant to such Option Agreement and any and all Shares purchased pursuant to the exercise of any such options will be purchased for investment and not with a view to the distribution or resale thereof.

       (b) Effect of Resale. The sale of any option granted pursuant to this Plan or sale of any Shares purchased pursuant to the exercise of such option by any Optionee who has given the investment representation required by Paragraph 7(a), or other person or persons attempting to sell any such option or shares, shall be made in full compliance with Rule 144 of the Act and any attempted sale of such option or shares that fails to so comply shall be deemed null and void by the Company. If any Optionee or other person or persons exercising an option on his/her behalf, shall sell or attempt to sell all or any part of the Shares so purchased pursuant to such option, within one (1) year from the date of his/her purchase thereof, all other options theretofore granted to such Optionee, or held by such person or persons, and not yet exercised, shall terminate immediately upon such sale or attempt to sell.

8. Employee's Agreement to Serve

       Each employee receiving an option shall, as one of the terms of his Option Agreement, agree that he will remain in the employ of the Company or, at the election of the Company from time to time, a Subsidiary Corporation, for a period of at least two (2) years from the date the option is granted to him; and that he will, during such employment, devote his entire time, energy and skill to the service of the Company or such Subsidiary Corporation and the promotion of its interests, subject to vacations, sick leave and leaves of absence in accordance with the practices and policies of the Company and its Subsidiary Corporations. Such employment shall be at the pleasure of the Company or such Subsidiary Corporation, and shall be at such compensation as the Company or such Subsidiary Corporation shall determine from time to time. Nothing in the Plan or in any option granted pursuant thereto shall confer on any Optionee any right to continue in the employ of the Company or any Subsidiary Corporation or affect in any way the right of the Company or any Subsidiary Corporation to terminate an Optionee's employment at any time. Further, the Company or Subsidiary Corporation may at any time terminate the employment of an Optionee, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Option Agreement.

9. Rights of the Company in the Event of Competing Employment.

       Each Eligible Employee receiving an option shall, as one of the terms of his Option Agreement, agree that in the event the employment of such Eligible Employee with the Company or any Subsidiary Corporation shall be terminated for any reason, and such Eligible Employee within two (2) years thereafter becomes employed by any person, business or entity engaged in business in competition with the business of the Company or any Subsidiary Corporation, or in any other manner, either directly or indirectly, on his or her own account, by or through any other individual or entity, as an officer, director, employee or stockholder of a corporation, or as a partner, employee or joint venturer, competes with the business of the Company or any Subsidiary Corporation, at a business location which is within a radius of thirty (30) miles of any business location of the Company or any Subsidiary Corporation, all options then held by such Eligible Employee shall terminate immediately and such Eligible Employee will pay to the Company (or its assigns) within thirty (30) days after demand by the Company, an amount equal to the excess, if any, of (a) the fair market value on the date of exercise of the Shares of Common Stock of the Company acquired upon the exercise of options granted under the Plan which were exercised at any time within the two (2) year period preceding the commencement of such competition, over (b) the purchase price paid for such Shares. Such amount shall be subject to adjustment as described in Paragraph 3(b) above. The Eligible Employee shall grant to the Company a right of set-off against any sums due him or her from the Company or a Subsidiary Corporation for all sums due the Company under this subparagraph.

10. Exercisability of Options Following Termination of Employment

       (a) General. In the event that the employment of an Optionee shall be terminated due to death, permanent and total disability (within the meaning of Section 22 (e) (3) of the Code) or retirement after having reached an age of at least sixty (60) years and having at least twenty (20) years of service as an employee of the Company or any Subsidiary Corporation, all options held by such Optionee shall remain exercisable for a limited period of time as indicated below, subject to earlier termination of such options as provided in Paragraphs 7 and 9 above. However, upon the expiration of such limited period of exercisability or (if earlier) upon the expiration of the option term, such option shall terminate and cease to be exercisable. In the event an Optionee is no longer employed by the Company or a Subsidiary Corporation for any other reason, all options held by such Optionee shall terminate and cease to be exercisable immediately upon the date that the Optionee ceased to be employed by the Company or any Subsidiary Corporation. Options granted under the Plan shall not be affected by any change of duties or position so long as the Optionee continues to be an employee of the Company or a Subsidiary Corporation. The Option Agreements may contain such provisions as the Committee shall approve with reference to the effect of approved leaves of absence.

       (b) Disability or Retirement of Optionee. If an Optionee terminates his employment with the Company or a Subsidiary Corporation after having reached an age of at least sixty (60) years and having at least twenty (20) years of service as an employee of the Company or any Subsidiary Corporation ("Qualified Retirement"), all options held by such Optionee may be exercised at any time within the three (3)-month period following such Qualified Retirement (to the extent the Optionee was entitled to exercise the options on the date of the Optionee's Qualified Retirement; provided, that an Option Agreement may provide for the acceleration of exercisability in the event of Qualified Retirement.) If an Optionee becomes permanently and totally disabled (within the meaning of Section 22(e) (3) of the Code) and ceases by reason thereof to be an employee of the Company or a Subsidiary Corporation, all options held by such Optionee may be exercised at any time within the one (1)-year period following the termination of such Optionee's employment by virtue of such permanent and total disability (to the extent the Optionee was entitled to exercise the options on the date of the termination; provided, that an Option Agreement may provide for the acceleration of exercisability in the event of permanent and total disability.) Notwithstanding the above, in no event may any option granted under this Plan be exercised after the expiration of the term for which the option was granted.

       (c) Death of Optionee. If an Optionee holding an option which has not expired or terminated shall die, then the estate of the decedent, the person or persons to whom the Optionee's rights under the option were transferred by will or by the laws of descent and distribution, or the beneficiary designated by the Optionee in a written designation filed with and approved by the Committee prior to the Optionee's death may, at any time within six (6) months after the date of such death (whether or not the three (3)month or the one (1)-year period, as the case may be, specified in Paragraph 10(b) in the event of Qualified Retirement or permanent and total disability (within the meaning of Section 22 (e) (3) of the Code), if applicable, had commenced to run on the date of his or her death), but in no event after the expiration of the term for which the option was granted, exercise all such options to the extent such Optionee was entitled to exercise such options as of the date of the Optionee's death; provided, that an Option Agreement may provide for the acceleration of exercisability in the event of death. Any such exercise shall be effected by written notice to the Company from the person entitled to exercise the option and the person or persons giving the same shall furnish to the Company such other documents or papers as the Company may reasonably require, including, without limitation, evidence of the authority of such person or persons to exercise the option and evidence satisfactory to the Company that any death taxes payable with respect to such shares have been paid or provided for.

11. Amendments and Termination.

       The Committee may amend, alter, suspend, discontinue, or terminate the Plan, but no amendment, alteration, suspension, discontinuation, or termination shall be made that would impair the rights of an Optionee without the Optionee's written consent, or that without the approval of the Company's stockholders would:

       (a) except as is provided in Paragraph 3(b) of the Plan, materially increase the total number of Shares available under the Plan;

       (b) materially increase benefits accruing under the Plan; or

       (c) materially modify the requirements as to eligibility for participation in the Plan.

       The Committee may amend the terms of any option theretofore granted and may also substitute new options for options previously granted under this Plan or for options granted under any other compensation plan of the Company, including without limitation previously granted options having higher option prices, but no such amendment or substitution shall impair the rights of any Optionee without the Optionee's written consent.

       The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Option in the manner and to the extent it shall deem desirable to carry it into effect. In the event the Company shall assume outstanding options or the right or obligation to make future awards of options in connection with the acquisition of another corporation or business entity, the Committee may, in its discretion, make such adjustments in the terms of options under the Plan as it shall deem appropriate.

12. General Provisions

       (a) Delivery of Shares. No Shares shall be delivered pursuant to the exercise of any option, in whole or in part, until (i) there shall have been such compliance as the Company may deem necessary or advisable with respect to any and all federal and state laws, rules and regulations relating to the authorization, issuance, registration, qualification, or sale of securities and (ii) payment in full of the option price thereof is received by the Company either in cash or, as specified in the related Option Agreement, in Shares or a combination of cash and Shares of the Company.

       (b) Stockholder Rights. An Optionee shall not have any of the rights of a stockholder with respect to the Shares covered by an option until such Shares have been transferred to him on the books and records of the Company upon the exercise of the option.

       (c) Rights to Awards. No employee or other person shall have any right to be granted any option under the Plan, and there is no obligation for uniformity of treatment of employees (including Eligible Employees), Optionee's or their beneficiaries under the Plan.

       (d) No Cash Consideration for Options. Options shall be granted for no cash consideration.

       (e) Restrictions. All certificates for Shares delivered under the Plan pursuant to any option shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. with respect to its Automated Quotation System, any stock exchange upon which the Shares are then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

       (f) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Missouri and applicable Federal law.

       (g) Severability. If any provision of this Plan or any Option is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any Optionee or option, or would disqualify the Plan or any option under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the option, it shall be stricken and the remainder of the Plan and any such option shall remain in full force and effect.

       h) No Right to Employment. The grant of an option shall not be construed as giving an Optionee the right to be retained in the employ of the Company or a Subsidiary Corporation. Further, the Company or a Subsidiary Corporation may at any time terminate the employment of an Optionee, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Option Agreement.

       i) Withholding Taxes. In the event that an option becomes taxable at the time of exercise or at any other time, the Company's obligation to deliver the Shares upon the exercise of the option shall be subject to the Optionee's satisfaction of all applicable federal, state and local tax withholding requirements, if any, as well as the withholding requirements of any foreign jurisdictions arising out of the exercise of the option. In that regard, the Optionee shall pay the amount of taxes, if any, required by the law of the United States or any applicable foreign jurisdiction to be withheld as a result of the exercise of the option, as determined by the Committee: (a) by withholding from the amount of Shares due upon exercise of the option; (b) by allowing the Optionee to deliver to the Company Shares having a fair market value on the date of payment equal to the amount of such required withholding taxes; or (c) by making payment to the Company in the manner specified by the Company, including, but not limited to, a deduction from any payments of any kind otherwise due to the Optionee from the Company.

13. Effective Date and Term of Plan

       This Plan shall be effective as of April 18, 2002 subject to approval of the Plan by the Company's shareholders at the 2002 Annual Meeting of Shareholders of the Company. No option shall be granted pursuant to this Plan after April l7, 2012.